AMENDED AND RESTATED BYLAWS
                                       OF
                                HMZ METALS, INC.,
                             a Delaware corporation
                (formerly known as Biogan International, Inc.)


                                    ARTICLE I
                                     OFFICES
                                     -------

         Section 1. REGISTERED OFFICE. The registered office of the Corporation in the State of Delaware shall be CorpAmerica, Inc., 30 Old Rudnick Lane, City of Dover, Kent County, Delaware 19901, but such registered office may be changed from time to time by the Board of Directors in the manner provided by law and need not be identical to the principal place of business of the Corporation.

         Section 2. OTHER OFFICES. The Corporation may also maintain or establish an office or offices at such other place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine by resolution.


                                   ARTICLE II
                                  STOCKHOLDERS
                                  ------------

         Section 1. ANNUAL MEETING. If required by applicable law, an annual meeting of the stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

         Section 2. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by law, may be called by the Board of Directors, the Chairman of the Board or the President, and shall be called by the Secretary of the Corporation at the request in writing by holders of not less than a majority of the total voting power of all outstanding securities of the Corporation then entitled to vote. Each special meeting of the stockholders shall be held, respectively, at any place within or without the State of Delaware as determined by the Board of Directors, or as designated in a waiver of notice signed by all of the stockholders. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of such meeting.

         Section 3. NOTICE OF MEETINGS.

                           (a) Whenever stockholders are required or permitted
                  to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting and, in the case of a special meeting, the notice shall state the purpose or purposes for which the meeting is called. Unless otherwise provided by law, such notice shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting. Notice shall be delivered either personally or by mail to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, addressed to the stockholder at such stockholder's address as it appears on the records of the Corporation.

                           (b) A written waiver of notice, signed by the person
                  entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting need be specified in any written waiver of notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         Section 4. ADJOURNMENTS. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At any such adjourned meeting at which a quorum is present, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 5. QUORUM. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the stockholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided in Section 4 of these Bylaws until a quorum shall attend. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any subsidiary of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

         Section 6. ORGANIZATION. The President of the Corporation, or in the event of his absence or omission or refusal to act, an officer designated by the Board of Directors, shall call each meeting of the stockholders to order and shall act as Chairperson of such meeting. If for any reason whatsoever neither the President nor the officer who called the meeting acts or will act as the Chairperson of the meeting of the stockholders, then the stockholders present, in person or by proxy, and entitled to vote thereat may by majority vote appoint a stockholder who shall act as Chairperson of the meeting. The Secretary of the Corporation, or in the event of such person's absence or omission or refusal to act, the person selected by the Chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

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         Section 7. VOTING. Unless otherwise provided in the Certificate of
Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one (1) vote for each share of stock held by such stockholder which has voting power upon the matter in question. Voting at meetings of stockholders need not be by written ballot. At all meetings of stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by the Certificate of Incorporation, these Bylaws, the rules or regulations of any national securities exchange or interdealer quotation system of a registered national securities association applicable to the Corporation, or any applicable law or pursuant to any regulation applicable to the Corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the Corporation which are present in person or by proxy and entitled to vote thereon.

         Section 8. ATTENDANCE AND PROXIES. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the Corporation.

         Section 9. SHARES HELD BY FIDUCIARIES, PLEDGEES AND JOINT OWNERS OF STOCK. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation such person has expressly empowered the pledgee to vote therein, in which case only the pledgee or such pledgee's proxy may represent such stock and vote thereon. If shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating a relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (1) if only one votes, such person's act binds all; (2) if more than one vote, the act of the majority so voting binds all; (3) if more than one vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or any person voting the shares, or a beneficiary, if any, may apply to the Court of Chancery or such other court as may have jurisdiction to appoint an additional person to act with the person so voting the shares, which shall then be voted as determined by a majority of such persons and the person appointed by the Court. If the instrument so filed shows that any such tenancy is held in unequal interests, a majority or even split for the purpose of this section shall be a majority or even split in interest.

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

         Section 10. FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD.

                           (a) In order that the Corporation may determine the
                  stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof (other than to express consent to corporate action in writing without a meeting), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty
                  (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                           (b) In order that the Corporation may determine the
                  stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty
                  (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         Section 11. ACTION BY WRITTEN CONSENT. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered to the Corporation in the manner required by this Section 12, written consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner required by this
Section 12.

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         Section 12. RECORD DATE FOR ACTION BY WRITTEN CONSENT. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

         Section 13. VOTING LIST. The Secretary of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

         Section 14. INSPECTORS OF ELECTION. The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector's ability. The inspector or inspectors so appointed or designated shall: (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots,

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(iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors' count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

                                   ARTICLE III
                               BOARD OF DIRECTORS
                               ------------------

         Section 1. BOARD OF DIRECTORS. The business, property and affairs of the Corporation shall be managed by or under the direction of the Board of Directors and, subject to such restrictions as may be imposed by law, the Certificate of Incorporation or these Bylaws, the Board of Directors may exercise all of the powers of the Corporation. Directors need not be residents of the State of Delaware nor stockholders of the Corporation.

         Section 2. NUMBER OF DIRECTORS. The Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board of Directors, except as otherwise provided by law or the Certificate of Incorporation.

         Section 3. ELECTION AND TERM. Except as otherwise provided in Section 5 of this Article III, the directors shall be elected each year at the annual meeting of the stockholders, or at a special meeting of the stockholders held in lieu of the annual meeting if the same is not held when provided for by these Bylaws. Each director shall hold office until such director's successor is duly elected and qualified or until such director's earlier death, resignation, disqualification or removal.

         Section 4. RESIGNATION. Any director or officer of the Corporation may resign at any time by giving written notice of such director's resignation to the Corporation. The resignation shall take effect at the time specified in the notice, or if no time is specified, at the time of its receipt by either the Board of Directors, the President or the Secretary of the Corporation. The acceptance of a resignation shall not be necessary to make it effective unless expressly so provided in the resignation.

         Section 5. VACANCY AND INCREASE. Any vacancy on the Board of Directors and any newly created directorships resulting from any increase in the authorized number of directors may be filled by the affirmative vote of a majority of the remaining directors, although such majority is less than a quorum, or by the sole remaining director. Each director so elected shall hold office until the expiration of the term of office of such director's predecessor in office or until such director's successor is duly elected and qualified.

         Section 6. REMOVAL. Except as otherwise provided by the Delaware General Corporation Law, any director of the Corporation may be removed from office at any time, with or without cause, by a majority of the stockholders entitled to vote at any stockholders' meeting at which a quorum is present.

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                                   ARTICLE IV
                       MEETINGS OF THE BOARD OF DIRECTORS
                       ----------------------------------

         Section 1. PLACE OF MEETINGS. The Board of Directors of the Corporation may hold meetings, both annual and special, either within or without the State of Delaware.

         Section 2. ANNUAL MEETINGS. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of the stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of the annual meeting of the Board of Directors need not be given. In the event the annual meeting of the stockholders is not so held, the annual meeting of the Board of Directors may be held at such place, either within or without the State of Delaware, on such date and at such time as specified in a written notice thereof provided in accordance with Section 4 of this Article V.

         Section 3. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held whenever and wherever called by the President, the Chief Executive Officer, the Chairman of the Board, the Secretary or by any member of the Board of Directors then in office at the place, day and time determined by the person or persons calling the meeting.

         Section 4. NOTICE. The Secretary or an officer designated by the Board of Directors shall give notice to each director of the date, time and place of each special meeting of the Board of Directors. Such notice shall be given either by United States mail at least three (3) days prior to the meeting or delivered personally or by telephone, telegram or telecopier to each director at least twenty-four (24) hours prior to the meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. In addition, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

         Section 5. ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or such committee.

         Section 6. MEETING BY CONFERENCE TELEPHONE. Members of the Board of Directors, or any committee of the Board, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment so long as all persons participating in the meeting can hear each other. Such participation shall constitute presence in person at such meeting.

         Section 7. QUORUM. A majority of the total number of directors shall constitute a quorum for the transaction of any and all business. If at any meeting of the Board of Directors less than a quorum is present, a majority of those directors present may adjourn the meeting without notice, other than by

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announcement at the meeting, until a quorum shall be present. The act of a majority of the directors present at any meeting of the Board of Directors at which a quorum is present shall constitute the act of the Board of Directors unless the act of a greater number is required by law, the Certificate of Incorporation or these Bylaws. Section

         8. COMPENSATION. The Board of Directors shall have the authority to fix the compensation of the directors. The directors may be paid for their expenses, if any, incurred in attending each Board meeting and may be paid a fixed sum for attendance at each meeting or a stated salary as a director. Nothing contained herein shall preclude any director from serving the Corporation in any other capacity or from receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings if approved by resolution of the Board of Directors.

         Section 9. ORDER OF BUSINESS. At all meetings of the Board of Directors, business shall be transacted in such order as from time to time the Board of Directors may determine. The Chairman of the Board shall preside at all meetings of the Board, provided, however, that in the absence of the Chairman at the meeting, a temporary chairman shall be chosen by the Board from among the directors present and such temporary chairman so chosen shall preside at the meeting. The Secretary of the Corporation, or in the event of such person's absence or omission or refusal to act, the person selected by the Chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.


                                    ARTICLE V
                      COMMITTEES OF THE BOARD OF DIRECTORS
                      ------------------------------------

         Section 1. FORMATION. The Board of Directors may designate one or more committees, each committee to consist of one or more directors of the Corporation. The Board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee.

         Section 2. POWERS. Such committees, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation except where action of the Board of Directors is required by the Delaware General Corporation Law or other applicable law, and may authorize the seal of the Corporation to be affixed to all instruments, papers and documents which may require it; except that regardless of Board resolution, committees of the Board shall have no power to do any of the following: (i) amend the Certificate of Incorporation; (ii) adopt an agreement of merger or consolidation; (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets; (iv) recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution; or (v) adopt, amend or repeal any bylaw of the Bylaws of the Corporation; or (vi) unless the resolution of the Board, the Certificate of Incorporation or these Bylaws expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger.

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         Section 3. MEETINGS. Regular meetings of committees of the Board shall be held at such time and place as the committee may determine, and special meetings may be called at any time by an officer of the Corporation or by any member of the committee. No notice of any meeting of a committee of the Board shall be required, and a majority of the members of the committee shall constitute a quorum for the transaction of business. Minutes of all such meetings shall be kept and presented to the Board of Directors upon request.


                                   ARTICLE VI
                                    OFFICERS
                                    --------

         Section 1. PRINCIPAL OFFICERS. The officers of the Corporation shall be chosen by the Board of Directors. The principal officers shall be a Chief Executive Officer, a President, a Secretary, a Treasurer and such number of Vice Presidents, Assistant Secretaries or Assistant Treasurers as the Board may from time to time determine or elect. Any number of offices may be held by the same person.

         Section 2. ADDITIONAL OFFICERS. The Board may appoint such other officers and agents as it shall deem necessary who shall hold office for such term and shall exercise such powers and perform such duties as may be determined from time to time by the Board.

         Section 3. TERM OF OFFICE/RESIGNATION. Each officer shall hold office until such officer's successor is duly elected and qualified or until such officer's earlier death, resignation or removal. Any officer may resign at any time upon giving written notice to the Corporation. Any resignation shall take effect at the time specified therein, or if no time is specified, the resignation shall take effect immediately upon receipt by the Corporation. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 4. REMOVAL. All officers shall serve at the pleasure of the Board, and any officer or agent or member of any committee elected or appointed by the Board may be removed by the Board whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

         Section 5. POWERS AND DUTIES OF OFFICERS. Each officer shall perform the duties and exercise the powers expressly conferred or provided for in these Bylaws, as well as the usual duties and powers incident to such office, and such other duties and powers as may be assigned to him from time to time by the Board of Directors, the President or the Chief Executive Officer.

         Section 6. CHAIRMAN OF THE BOARD. The Board of Directors may select from among its members a Chairman of the Board who may preside at all meetings of the Board of Directors and approve the minutes of all proceedings. The Chairman shall consult with and advise the officers of the Corporation with respect to the conduct of the business and affairs of the Corporation.

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         Section 7. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be the officer primarily responsible for implementing the policies and directives of the Board of Directors. The Chief Executive Officer shall have all of the same powers as are held by the President of the Corporation, and such additional general, executive and management powers as are specifically delegated to him by the Board of Directors or applicable law.

         Section 8. THE PRESIDENT. Subject to the control of the Board of Directors and the Chief Executive Officer, the President shall have general charge, management and control of the affairs, properties and operations of the Corporation in the ordinary course of its business, with all such duties, powers and authority with respect to such affairs, properties and operations as may be reasonably incident to such responsibilities; the President may appoint or employ and discharge employees and agents of the Corporation and fix their compensation; the President may make, execute, acknowledge and deliver any and all contracts, leases, deeds, conveyances, assignments, bills of sale, transfers, releases and receipts, any and all mortgages, deeds of trust, indentures, pledges, chattel mortgages, liens and hypothecations, and any and all bonds, debentures and notes, and any and all other obligations and encumbrances and any and all other instruments, documents and papers of any kind or character for and on behalf of and in the name of the Corporation, and, with the Secretary or an Assistant Secretary, the President may sign all certificates for shares of the capital stock of the Corporation; the President shall do and perform such other duties and have such additional authority and powers as from time to time may be assigned to or conferred upon him by the Board of Directors.

         Section 9. VICE PRESIDENTS. In the absence of the President or in the event of such officer's disability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President shall perform such other duties as may be assigned to him from time to time by the President or by the Board of Directors of the Corporation.

         Section 10. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall have general supervision, directions and control of the financial affairs of the Corporation and shall have such other powers and duties as may be prescribed by the Board of Directors. In the absence of a named Treasurer, the Chief Financial Officer shall also have the powers and duties of the Treasurer as hereinafter set forth and shall be authorized and empowered to sign as Treasurer in any case where such officer's signature is required.

         Section 11. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements and books belonging to the Corporation and shall deposit all monies and all other valuable affects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. Whenever required by the Board of Directors, the Treasurer shall render a statement of the Corporation's cash account. The Treasurer shall enter or cause to be entered on the books of the Corporation full and accurate accounts of all monies received and paid out by, for, or on account of the Corporation. The Treasurer shall keep such books of the Corporation under such person's supervision or direction. The Treasurer shall have such other powers and duties as may be conferred upon or assigned to him by the Board of Directors. The Treasurer shall perform all acts incident to the position of Treasurer subject always to the control of the Board of Directors. The Treasurer shall, if required by the Board of Directors, give such bond for the faithful discharge of such person's duties in such form and amounts as the Board of Directors may require.

         Section 12. ASSISTANT TREASURERS. An Assistant Treasurer shall, in the absence of the Treasurer or in the event of such officer's inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors may from time to time prescribe or perform such duties of the Treasurer as the Treasurer of this Corporation may delegate from time to time.

         Section 13. SECRETARY. The Secretary: (1) shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the stockholders in books provided for that purpose; (2) shall attend to the giving and serving of all notices; (3) may sign with the President or a Vice President in the name of the Corporation and/or attest the signatures of either to all contracts, conveyances, transfers, assignments, encumbrances, authorizations and all other instruments, documents and papers, of any and every description whatsoever, of or executed for or on behalf of the Corporation and affix the seal of the Corporation thereto; (4) may sign with the President or a Vice President all certificates for shares of the capital stock of the Corporation and affix the corporate seal of the Corporation thereto; (5) shall have charge of and maintain and keep or supervise and control the maintenance and keeping of the stock certificate books, transfer books and stock ledgers and such other books and papers as the Board of Directors may authorize, direct or provide for, all of which shall at all reasonable times be open to the inspection of any director, upon request, at the office of the Corporation during business hours;
(6) shall in general perform all the duties incident to the office of Secretary; and (7) shall have such other powers and duties as may be conferred upon or assigned to him by the Board of Directors, subject always to the control of the Board of Directors.

         Section 14. ASSISTANT SECRETARIES. Each Assistant Secretary shall have the usual powers and duties pertaining to such person's office, together with such other powers and duties as may be conferred upon or assigned to him by the Board of Directors or the Secretary. The Assistant Secretaries shall have and exercise the powers of the Secretary during that officer's absence or inability to act.


                                   ARTICLE VII
                    CONFLICT OF INTEREST AND INDEMNIFICATION
                    ----------------------------------------

         Section 1. DIRECTORS' AND OFFICERS' INTERESTS IN CONTRACTS. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other Corporation, partnership, association or other organization in which one or more of its directors or officers are directors, stockholders or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because any such director's or officer's votes are counted for such purpose, if:

                           (a) the material facts as to such director's or
                  officer's relationship or interest and as to the contract or transaction are disclosed or known to the Board of Directors or committee of the Board, and the Board of Directors or committee of the Board in good faith authorizes, approves or ratifies the contract or other transaction by the affirmative vote of a majority of the disinterested directors present, even though the disinterested directors be less than a quorum (such interested director to be counted only in calculating the presence of a quorum); or,

                           (b) the material facts as to such director's or
                  officer's relationship or interest and as to the contract or transaction are disclosed or known to the stockholders entitled to vote thereon, and such contract or other transaction is specifically approved in good faith by the stockholders; or

                           (c) the contract or transaction is fair as to the
                  Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders.

         Section 2. NONLIABILITY OF DIRECTORS IN CERTAIN CASES. A member of the Board of Directors, or a member of any committee of the Board, shall, in the performance of such member's duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

         Section 3. INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE.

                           (a) The Corporation shall have power to indemnify to
                  the fullest extent permitted by applicable law as it presently exists or hereafter be amended, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

                           (b) The Corporation shall have power to indemnify any
                  person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                           (c) To the extent that a present or former director
                  or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

                           (d) Any indemnification under subsections (a) and (b)
                  (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

                           (e) Expenses (including attorneys' fees) incurred by
                  an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VII. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

                           (f) The indemnification and advancement of expenses
                  provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders, or of disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

                           (g) The Corporation shall have the power to purchase
                  and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article.

                           (h) For purposes of this section, references to the
                  "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

                           (i) For purposes of this Article, references to
                  "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

                           (j) The indemnification and advancement of expenses
                  provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

                           (k) Any repeal or modification of the foregoing
                  provisions of this Article VII shall not adequately affect any right or protection hereunder of any person with respect to any act or omission occurring prior to the time of such repeal or modification.


                                  ARTICLE VIII
                          BOOKS, DOCUMENTS AND ACCOUNTS
                          -----------------------------

         Section 1. MAINTENANCE OF BOOKS AND RECORDS. The Board of Directors shall have power to keep the books, documents and accounts of the Corporation outside of the State of Delaware. A record of the Corporation's stockholders, giving the names and addresses of all stockholders and the number and class of shares held by each, shall be kept at its registered office or principal place of business, or at the office of its transfer agent or registrar.

         Section 2. INSPECTION OF BOOKS AND RECORDS. Any stockholder of record of the Corporation, in person or by attorney or other agent, shall upon written demand under oath stating the purpose thereof, have the right during usual business hours to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal place of business.


                                   ARTICLE IX
                                  CAPITAL STOCK
                                  -------------

         Section 1. STOCK CERTIFICATES. Every owner of shares in this Corporation shall be entitled to have a certificate in such form, as not inconsistent with the Certificate of Incorporation or any law, as may be prescribed by the Board of Directors, certifying the number of shares, and the class or series, owned by him in the Corporation. Every certificate for shares shall be signed by the Chairman of Board or the President and the Secretary or an Assistant Secretary. Unless otherwise provided by law, signatures may be facsimile and shall be effective irrespective of whether any person whose signature appears on the certificates shall have ceased to be an officer before the certificate is delivered by the Corporation. Such certificates issued shall bear all statements or legends required by law to be affixed thereto.

         Section 2. TRANSFERS. Stock of the Corporation shall be transferable in the manner prescribed by the laws of the State of Delaware and these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate, or by such person's attorney-in-fact or legal representative, duly and lawfully authorized in writing, and upon the surrender of the certificate therefor, which shall be cancelled. A new certificate shall be issued for a like number of shares.

         Section 3. REGISTERED STOCKHOLDERS. To the extent permitted by applicable law, the Corporation shall be entitled to treat the person in whose name any share of stock or any warrant, right or option is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share, warrant, right or option on the part of any other person, whether or not the Corporation shall have express or other notice thereof.

         Section 4. NEW CERTIFICATES. The Corporation may issue a new certificate for shares in place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such person's legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

         Section 5. DIVIDENDS. Subject to the limitations contained in the Delaware General Corporation Law and Certificate of Incorporation, the Board of Directors may declare and pay dividends upon the shares of the Corporation's capital stock, which dividends may be paid either in cash, securities of the Corporation or other property.

         Section 6. REGULATIONS. The Board of Directors shall have power and authority to make all such rules and regulations as they may deem appropriate or necessary concerning the issue, transfer and registration or the replacement of certificates for shares of the capital stock of the Corporation, provided that such rules and regulations shall not be inconsistent with applicable law, the Certificate of Incorporation or these Bylaws.


                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS
                            ------------------------

         Section 1. FISCAL YEAR. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

         Section 2. SEAL. The Board of Directors shall have the power to prescribe a form of seal for the Corporation and to use it by causing it or a facsimile thereof to be impressed, affixed, printed or reproduced in any other manner.

         Section 3. SECURITIES OF OTHER CORPORATIONS. The President of the Corporation or any person authorized by the Board of Directors shall have power and authority to transfer, endorse for transfer, vote, consent or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute and deliver any waiver, proxy or consent with respect to any such securities.

         Section 4. DEPOSITORIES. Funds of the Corporation not otherwise employed shall be deposited from time to time in such banks or other depositories as either the Board of Directors, the President or the Treasurer may select or approve.

         Section 5. SIGNING OF CHECKS, NOTES, ETC. Unless otherwise provided by law or these Bylaws, all checks, drafts and other orders for the payment of money out of funds of the Corporation and all notes and other evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation in such manner, and by such officer or person, as shall from time to time be authorized by the Board of Directors.

         Section 6. PERSONS. Wherever used or appearing in these Bylaws, all pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

         Section 7. LAWS AND STATUTES. Wherever used or appearing in these Bylaws, the words "law" or "laws" or "statute" or "statutes," respectively, shall mean and refer to laws and statutes, or a law or a statute, of the State of Delaware, to the extent only that such is or are expressly applicable, except where otherwise expressly stated or the context requires that such words not be so limited.

         Section 8. HEADINGS. The headings of the Articles and Sections of these Bylaws are inserted for convenience of reference only and shall not be deemed to be a part thereof or used in the construction or interpretation thereof.


                                   ARTICLE XI
                                   AMENDMENTS
                                   ----------

         These Bylaws may be amended or repealed or new Bylaws may be made or adopted:

                           (a) by the affirmative vote of the holders of at
                  least a majority of the outstanding stock of this Corporation at any annual or special meeting of the stockholders; or

                           (b) by the affirmative vote of a majority of the
                  Directors present at any meeting of the Board of Directors at which a quorum is present, provided that such action is authorized in the Certificate of Incorporation.